UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
June 22, 2017
Valhi, Inc.
(Exact name of registrant as specified in its charter)
Delaware	1-5467	87-0110150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on November 18, 2015, Andrews County Holdings, Inc. ("ACH"), a subsidiary of the registrant, entered into a Purchase Agreement (as previously amended and as previously reported, the "Purchase Agreement") with Rockwell Holdco, Inc. ("Rockwell"), for the sale of Waste Control Specialists LLC ("WCS"), a subsidiary of ACH, to Rockwell.  Rockwell is the parent company of EnergySolutions, Inc., and Rockwell is owned by Energy Capital Partners, a private equity firm focused on investing in North America's energy infrastructure.  On June 21, 2017, the U.S. District Court for the District of Delaware issued an order enjoining the sale of WCS to Rockwell.  Pursuant to the provisions of Section 3 of the Fourth Amendment to the Purchase Agreement, on June 22, 2017, ACH provided written notice to Rockwell terminating the Purchase Agreement effective June 22, 2017.

Item 7.01	Regulation FD Disclosure.

On June 23, 2017, the registrant issued a press release announcing the termination of the Purchase Agreement, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.  In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and Exhibit 99.1 is deemed to be furnished and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	Item No.	Exhibit Index

	99.1	Press release dated June 23, 2017 issued by the registrant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Valhi, Inc.
(Registrant)

By:/s/ Andrew B. Nace
Date: June 23, 2017	Andrew B. Nace, Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

99.1	Press release dated June 23, 2017 issued by the registrant.